Exhibit 10.43
Gannett Co., Inc.
2015 DEFERRED COMPENSATION Plan
RULES FOR POST-2004 DEFERRALS
Amendment No. 7
WHEREAS, Gannett Media Corp. (formerly known as Gannett Co., Inc.) (“the Company”) maintains the Gannett Co., Inc. 2015 Deferred Compensation Plan (Rules for Post-2004 Deferrals), as amended (the “Plan”); and
WHEREAS, the Plan provides that no new persons may be designated as eligible to participate in the Plan; and
WHEREAS, the Plan allows existing eligible persons to elect to defer a portion of their Compensation (as defined in the Plan), but no eligible persons have elected to defer a portion of their Compensation for the 2020 Plan Year (as defined in the Plan); and
WHEREAS, the Plan also provides eligible Participants (as defined in the Plan) who receive matching contributions under the Gannett Co., Inc. 401(k) Savings Plan (the “Savings Plan”) with an Excess Contribution under the Plan on the Participant’s Compensation that exceeds his or her eligible Savings Plan Compensation (as defined in the Plan); and
WHEREAS, the Savings Plan was amended on August 12, 2020, to eliminate safe harbor matching contributions effective for the payroll period beginning August 17, 2020 (August 16, 2020 for certain participants in the Savings Plan); and
WHEREAS, Section 3.5(a) of the Plan provides that the Plan may be terminated by the Board at any time, and Section 3.5(d) of the Plan provides that if the Plan is terminated, each Participant will be paid the value of his or her Deferred Compensation Accounts (as defined in the Plan), including earnings credited through the payment date based on the Participant’s investment allocations, at the time and in the manner provided for in Sections 2.9 and 2.10 of the Plan; and
WHEREAS, the Company wishes to terminate and freeze the Plan so as to eliminate the deferral of future Compensation and eliminate Excess Contributions with respect to Compensation earned on or after August 17, 2020, but to continue to accrue earnings on Participants’ Deferred Compensation Accounts through the time of payment of such Deferred Compensation Accounts, and to continue to pay Participants’ Deferred Compensation Accounts in accordance with the terms of the Plan and Participants’ payment elections thereunder;
NOW, THEREFORE, the Plan is amended as follows:
1.    Notwithstanding any provision of the Plan to the contrary, the Plan is hereby amended to freeze the Plan effective as of December 23, 2020.
2.    No Participant may make an election to defer Compensation under Article 2 of the Plan for Plan Years beginning after December 23, 2020.

3.    Excess Plan Participants who become eligible to receive Excess Contributions under Article 5 of the Plan during 2020 will receive such Excess Contributions with respect to their Compensation for the 2020 Plan Year for payroll periods beginning before August 17, 2020, in accordance with the terms of Article 5 of the Plan and based on their respective Savings Plan Compensation used to allocate matching contributions under the Savings Plan during the 2020 Plan Year. No further contributions by the Company shall be made under the Plan with respect to any Compensation earned after August 17, 2020.
4.    Except as otherwise provided by Paragraphs 1, 2 and 3 of this Amendment, the Plan shall continue in accordance with its terms. Participants will continue to accrue earnings on their Deferred Compensation Accounts pursuant to the terms of the Plan based of their respective investment allocations in effect from time to time, and Participants will be paid their Deferred Compensation Accounts (including earnings credited through the payment date) pursuant to the terms of the Plan and their respective payment elections under the Plan.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 23rd day of December, 2020.

                        GANNETT Media Corp.
(formerly known as Gannett Co., Inc.)

                        By: /s/ Samantha Howland______________
                        Name: Samantha Howland
                        Title: Chief People Officer
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